Exhibit 99.1


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[Ulticom Logo]
                                      Contact:  Chris Tunnard
                                                Ulticom Inc.
                                                1020 Briggs Road
                                                Mount Laurel, New Jersey 08054
                                                856-787-2700


                          ULTICOM TO DELAY 10-K FILING;
            RESTATEMENT RELATED TO STOCK-BASED COMPENSATION EXPECTED

Mount Laurel, NJ, April 17, 2006 -- Ulticom, Inc. (NASDAQ: ULCM) today announced that, as a result of its ongoing review relating to the Company's stock option awards, it is filing a Form 12b-25 report with the Securities and Exchange Commission indicating that its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 will not be filed today, its due date. The Company did not seek in the filing a 15-day extension for filing its Annual Report because it does not expect that it will be able to file the report by the end of the extension period, primarily due to uncertainty relating to the accounting treatment of certain options awarded by Comverse Technology, Inc., the Company's majority shareholder, to the Company's management and employees prior to the Company's initial public offering.

RESTATEMENT RELATED TO STOCK-BASED COMPENSATION EXPECTED

As previously announced on March 14, 2006, the Audit Committee of the Company's Board of Directors has been reviewing matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated dates of option awards and whether all proper corporate procedures were followed. The Audit Committee is being assisted in its review by independent legal counsel and accounting experts.

At this time, the Audit Committee has not completed its work or reached any final conclusions. The Audit Committee is in the final stages of its review and has reached a preliminary conclusion that the stated dates of certain of the Company's stock option awards, which were used in preparation of the Company's financial statements, differed from the measurement dates required to be used for accounting purposes to determine the value of such awards. As a result, the


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Company expects to record additional non-cash charges for stock-based compensation expense for prior periods.

In addition, on March 14, 2006, Comverse announced that a special committee of its Board of Directors has been reviewing matters relating to stock option awards by Comverse. The special committee is being assisted in its review by independent legal counsel and accounting experts, who are the same as those assisting the Company's Audit Committee. While the Company does not participate in and is not privy to the special committee's review, Comverse today announced that the special committee had reached a preliminary conclusion that the stated dates of the awards that were used in the preparation of its financial statements differed from the measurement dates required to be used for accounting purposes to determine the value of certain of its stock option awards. Consequently, the Company may also be required to record non-cash charges for stock-based compensation expense on account of certain stock options issued by Comverse to employees of the Company when the Company was a wholly owned subsidiary of Comverse before the Company's April 2000 initial public offering. The Company believes that it will be able to release its Form 10-K Annual Report for the year ended January 31, 2006 and restated financial statements for prior periods promptly after Comverse has determined the appropriate measurement dates and accounting treatment for the options granted by Comverse which affect Ulticom's financial statements.


Based on the Audit Committee's preliminary conclusion and Comverse's announcement, the Company expects that (i) such non-cash charges will be material and (ii) the Company will need to restate its historical financial statements for each of the fiscal years ended January 31, 2005, 2004, 2003 and 2002. Such charges could also affect prior periods. On April 16, 2006, the Company concluded that such financial statements and any related reports of its independent registered public accounting firm should no longer be relied upon.

Any such stock-based compensation charges would have the effect of decreasing the income from operations, net income and retained earnings figures contained in the Company's historical financial statements. The Company does not expect that the anticipated restatements would have an impact on its historical revenues, cash position or non-stock option related operating expenses. Nor would any such charges impact the Company's revenues, cash position or non-stock option related operating expenses for the year ended January 31, 2006.

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The Company is today notifying The NASDAQ Stock Market that it will not be in compliance with NASDAQ's requirements for continued listing, for failure to make on a timely basis all required filings with the SEC. The Company expects that it will receive a Staff Determination letter from NASDAQ indicating that, due to its noncompliance with such requirement, its common stock will be delisted unless the Company requests a hearing in accordance with NASDAQ rules. If the Company receives such a Staff Determination Letter, the Company intends to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination. Under NASDAQ rules, a request for a hearing stays the delisting action pending the issuance of a written determination by the Listing Qualification Panel.

The Company intends to issue results for its fourth quarter and the fiscal year ended January 31, 2006, file its Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and file any financial statements required to be restated as soon as practicable after the completion of the Audit Committee's review.

ABOUT ULTICOM, INC.

Ulticom provides service essential signaling solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information, visit www.ulticom.com.


Note: This release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated grant dates of option awards and whether proper corporate procedures were followed in connection with such awards; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities


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and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the Company's inability to meet requirements of the NASDAQ Stock Market for continued listing of the Company's shares; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



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